                                                              EXECUTION ORIGINAL


                               PURCHASE AGREEMENT

                          for the purchase of Units of

                      BIOMEDICAL DIAGNOSTICS DIVISION, LLC

                                     between

                            BIOTHERAPIES INCORPORATED

                                    as Seller

                                       and

                            GENESIS BIOVENTURES, INC.

                                    as Buyer


                                November 30, 2001

                                                              EXECUTION ORIGINAL

                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT, dated November 30, 2001 (this "Agreement"), is entered into by and between Biotherapies Incorporated, a Michigan corporation ("Seller"), and Genesis BioVentures, Inc, a New York corporation ("Buyer").

                                    RECITALS

     WHEREAS, Buyer and Seller each hold a portion of the membership interests in Biomedical Diagnostics Division, LLC, a Michigan limited liability company (the "LLC"), and collectively Buyer and Seller hold all of such membership interests, subject to the terms of the Amended and Restated Limited Liability Company Operating Agreement of Biomedical Diagnostics, LLC, attached hereto as EXHIBIT A;

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, the membership interest in the LLC owned by Seller (the "LLC Units") for the consideration and on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Seller and Buyer hereby agree as follows:

                            ARTICLE I - DEFINITIONS

     For purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise, the following terms shall have the following meanings:

     1.1 "ADDITIONAL PURCHASE PRICE" shall have the meaning ascribed to it in SECTION 2.4.

     1.2 "AFFILIATE" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     1.3  "BASE PURCHASE PRICE" shall have the meaning ascribed to it in
SECTION 2.3(b).

     1.4  "CLAIM" shall have the meaning ascribed to it in SECTION 7.1(b).

     1.5  "CLOSING DATE" is the date hereof.

     1.6 "CONFIDENTIAL INFORMATION" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (i) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (ii) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (iii) to have been received


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                                                              EXECUTION ORIGINAL

by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (iv) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or
(v) to have been independently developed by employees or agents of the other party without the use of such information disclosed by the disclosing party to the other party.

     1.7 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by, or filing with or notification to, a person pursuant to any Contract, Law, Order or Permit.

     1.8 "CONTRACT" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease or other obligation of any kind or character, or other obligation that is binding on any Person or its capital stock, properties or business.

     1.9  "DIRECT CLAIM" shall have the meaning ascribed to it in SECTION
7.1(b).

     1.10 "DOWNPAYMENT" shall have the meaning ascribed to it in SECTION 2.2.

     1.11 "GOVERNMENTAL ENTITY" shall mean any court, administrative agency or commission or other governmental authority or instrumentality.

     1.12 "INDEMNIFIED PARTY" shall have the meaning ascribed to it in
SECTION 7.1.(c).

     1.13 "INDEMNIFYING PARTY" shall have the meaning ascribed to it in
SECTION 7.1.(c).

     1.14 "LAW" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, Order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

     1.15 "LICENSE" shall mean any license, Permit, certificate of authority or any other instrument issued by any Governmental Entity relating to LLC's ability to do business.

     1.16 "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, option, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

     1.17 "LITIGATION" shall mean any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any federal, state or foreign court, tribunal, or agency or before any arbitrator.

     1.18 "LOSS" shall mean any obligation greater than $5,000 owed by the LLC to any Person.

     1.19 "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Person, a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of such Person.

     1.20 "MATERIAL CONTRACT" shall mean any Contract material to the LLC.


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                                                              EXECUTION ORIGINAL

     1.21 "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or authority.

     1.22 "PERMIT" shall mean any federal, state, local or foreign governmental approval, authorization, certificate, declaration, easement, filing, franchise, license, notice, permit, variance, clearance, exemption, closure or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, properties or business.

     1.23 "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, association, organization, governmental authority or other entity.

     1.24 "PURCHASE PRICE" shall mean the Downpayment, PLUS the Base Purchase Price, PLUS the Additional Purchase Price, as adjusted from time to time in accordance with ARTICLE VIII hereof.

     1.25 "REQUISITE REGULATORY APPROVALS" shall mean notices, Consents, approvals, filings or registrations, with any Governmental Entity or with any self-regulatory authority or with any third party, and expirations or terminations of waiting periods.

     1.26 "SHARES" shall have the meaning ascribe to it in SECTION 2.3(b).

     1.27 "THIRD PARTY" shall have the meaning ascribed to it in SECTION
8.1(d).

     1.28 "THIRD PARTY CLAIM" shall have the meaning ascribed to it in
SECTION 8.1(b).

     1.29 "TRANSACTION" shall mean the sale of the LLC Units described in SECTIONS 2.1 and 2.3.

     1.30 "TRANSACTION DOCUMENTS" shall mean this Agreement, the Registration Rights Agreement attached hereto as EXHIBIT B, the Mammastatin Sublicense Agreement attached hereto as EXHIBIT C, the P&O Technology License Agreement attached hereto as EXHIBIT D, the Right of First Notice Agreement attached hereto as EXHIBIT F, the Supply Agreement attached hereto as EXHIBIT G, and the Sublease Agreement attached hereto as EXHIBIT H.

                  ARTICLE II - PURCHASE AND SALE OF LLC UNITS

     2.1 PURCHASE AND SALE OF LLC UNITS. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver the LLC Units to Buyer, and Buyer shall purchase, acquire and accept the LLC Units from Seller on the Closing Date.

     2.2 DOWNPAYMENT. Pursuant to the Letter of Intent, dated August 20, 2001, between the Buyer and Seller, Seller has made the following payments to
Buyer:

          (a) Four Hundred Fifty Thousand Dollars ($450,000.00) paid upon signing of such Letter of Intent;

          (b) One Hundred Thousand Dollars ($100,000.00) paid in Fifty Thousand Dollar ($50,000) increments during September 2001 and October 2001 as advance minimum royalty payments under the Mammastatin Sublicense Agreement;


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                                                              EXECUTION ORIGINAL

          (c) One Hundred Fifty Thousand Dollars ($150,000.00) paid in Fifty Thousand ($50,000) increments during August 2001 (upon execution of the Letters of Intent), September 2001 and October 2001 as capital contributions to the LLC.

          (d) Six Hundred Thousand (600,000) shares of common stock of Buyer were transferred to Seller upon execution of the Letter of Intent.

          The cash payment under Subsection 2.2(a) and the stock payment under Subsection 2.2(d) are collectively referred to as the "DOWNPAYMENT."

     2.3 BASE PURCHASE PRICE. On the Closing Date, subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the LLC Units, Buyer shall transfer to Seller the following:

          (a) One Million Six Hundred Thousand Dollars ($1,600,000) in immediately available funds, payable by wire transfer to an account designated in writing at least two business days in advance by Seller (the "INITIAL CASH PAYMENT"); and

          (b) Two Million Three Hundred Eleven Thousand Five Hundred Sixty (2,311,560) shares of common stock of Buyer (the "SHARES;" together with the Initial Cash Payment, the "BASE PURCHASE PRICE").

     2.4 ADDITIONAL PURCHASE PRICE. In addition to the Base Purchase Price, Buyer shall pay to Seller (the "ADDITIONAL PURCHASE PRICE"):

          (a) One Million Five Hundred Thousand Dollars ($1,500,000) in immediately available funds on the business day occurring one hundred and eighty days after the date hereof, payable by wire transfer to an account designated in writing at least two business days in advance by Seller; and

          (b) Two Hundred Twelve Thousand Four Hundred Seventy (212,470) shares of common stock of Buyer shall be issued to Seller as soon as is commercially reasonable after the Closing Date.

     2.5 DELIVERIES. On the Closing Date, Seller shall execute and send to Buyer an assignment of the LLC Units and all such other documents as may be necessary to convey to Buyer the right, title and interest of Seller in and to the LLC Units, and Buyer shall deliver to Seller the Initial Cash Payment in the manner set forth in SECTION 2.3(a) and the Shares in the manner set forth in SECTION 2.3(b).


                                       4
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                                                              EXECUTION ORIGINAL


             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that:

     3.1  CORPORATE ORGANIZATION AND QUALIFICATION.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Michigan, and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing is not reasonably likely to have a Material Adverse Effect. Seller has all requisite corporate power and authority and all necessary governmental Consents to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller has made available to Buyer complete and correct copies of its Articles of Incorporation and Bylaws as in effect as of the date hereof.

          (b) Seller holds all material Licenses necessary for the conduct of its businesses.

     3.2 TITLE TO LLC UNITS. Upon consummation of the Transaction, Seller will transfer valid title to the LLC Units free and clear of all Liens.

     3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes the valid and binding agreement of Buyer, constitutes the valid and binding agreement of Seller, enforceable against it in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and
(b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3.4  CONSENTS AND APPROVALS; NO VIOLATIONS.

          (a) No Requisite Regulatory Approvals are necessary in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, except for such notices, Consents, approvals, filings or registrations, the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, Seller does not know of any reason why the Requisite Regulatory Approvals should not be obtained without the imposition of any condition, requirement or term that would impose a burden upon Buyer.


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                                                              EXECUTION ORIGINAL

          (b) Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, does or shall (i) conflict with, result in a violation or breach of, or constitute a Default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, License, Contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its respective properties or assets may be bound; (ii) conflict with, result in a violation or breach of, or constitute a Default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any License or Permit; or (iii) subject to giving the notices, making the filings or registrations or obtaining the Consents or approvals referred to in clauses (i) and (ii) in paragraph (a) above, conflict with, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets, except, in the case of clauses (i), (ii) or (iii) of this paragraph (b), for violations, breaches or Defaults which would not reasonably be expected to have a Material Adverse Effect.

     3.5 TAXES. Seller has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Seller has paid all taxes and other assessments due.

     3.6 BROKERS AND FINDERS. Except with regards to a possible commission, bonus and/or finder's fee which may be payable by Seller to Seller's CFO, Seller has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's, financial advisory or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     3.7 INTER-COMPANY OBLIGATIONS. Other than the $42,183.75 due from the LLC to Seller under the loan made by Seller to the LLC on July 27, 2001 (Check #4224), the LLC does not have (i) outstanding obligations to Seller or any Affiliate of Seller, or (ii) any other significant commercial relationships with Seller or any Affiliate of Seller.

     3.8 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against Seller that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, Buyer's performance of the Agreement or the consummation by Buyer of the transaction contemplated hereby or would have a Material Adverse Effect on Seller or the LLC. To Buyer's knowledge, no such proceeding has been threatened.

     3.9 INVESTMENT REPRESENTATIONS. Seller understands that it is aware that the Shares to be issued to it by Buyer pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified by permit from the Michigan Corporation Department. Additionally, Seller warrants and represents to Buyer as follows:

          (a) Seller is purchasing the Shares solely for its own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. Seller also represents that the entire legal and beneficial interest of the Shares it is purchasing is being purchased for, and shall be held for the account of, Seller only and neither in whole nor in part for any other person.


                                       6
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                                                              EXECUTION ORIGINAL

          (b) Seller has heretofore discussed Buyer and its plans, operations and financial condition with its officers and that Seller has heretofore received all such information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Shares of Buyer and Seller further represents and warrants that it has received satisfactory and complete information concerning the business and financial condition of Buyer in response to all inquiries in respect thereof.

          (c) Seller realizes that the purchase of the Shares shall be a highly speculative investment and that Seller is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

          (d) Buyer hereby discloses to Seller and Seller hereby acknowledges that:

              (i) the Shares which Seller is acquiring have not been registered under the Securities Act, and such Shares must be held indefinitely unless a subsequent transfer of them is subsequently registered under the Act or an exemption from such registration is available; and

              (ii) the share certificate representing the Shares shall be stamped with the legends restricting transfer specified in this Agreement between Buyer and Seller.

          (e) Seller understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 shall not be available in any event for at least one year from the date of sale of the Shares to Seller, and even then shall not be available unless (i) a public trading market then exists for the Shares of Buyer, (ii) adequate current public information concerning Buyer is then available to the public, (iii) Seller has been the beneficial owner and Seller has paid the full purchase price for the Shares it seeks to sell at least one year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer represents and warrants to the Seller that:

     4.1  CORPORATE ORGANIZATION AND QUALIFICATION.

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York, and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing is not reasonably likely to have a Material Adverse Effect. Buyer has all requisite corporate power and authority and all necessary governmental Consents to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer has made available to Seller complete and correct copies of its Restated Certificate of Incorporation and Bylaws as in effect as of the date hereof.

          (b) Buyer holds all material Licenses necessary for the conduct of its businesses.


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                                                              EXECUTION ORIGINAL

     4.2 CAPITALIZATION. The authorized capital stock of Buyer as of November 28, 2001 consists of 200,000,000 shares, of which 100,000,000 are designated Preferred Stock and 100,000,000 are designated Common Stock. The outstanding capital stock of Buyer as of November 28, 2001 consists of 176,562 shares of Series A Convertible Preferred Stock, 16,865,701 shares of Common Stock, currently outstanding options to purchase 2,160,000 shares of Common Stock, and currently outstanding warrants to purchase 940,089 shares of Common Stock. Except as set forth in this Section 4.2, no shares of capital stock or other equity or voting securities of Buyer are issued, reserved for issuance or outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth in this Section 4.2, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Buyer is a party or by which Buyer is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Buyer or obligating it to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating Buyer to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other securities of Buyer.

     4.3 VALID ISSUANCE. Upon consummation of the Transaction, Buyer shall issue the Shares free and clear of all Liens.

     4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes the valid and binding agreement of Seller, constitutes the valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.5  CONSENTS AND APPROVALS; NO VIOLATIONS.

          (a) No Requisite Regulatory Approvals are necessary in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby, except for such notices, Consents, approvals, filings or registrations, the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, Buyer does not know of any reason why the Requisite Regulatory Approvals should not be obtained without the imposition of any condition, requirement or term that would impose a burden upon Seller.


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                                                              EXECUTION ORIGINAL

          (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, does or shall (i) conflict with, result in a violation or breach of, or constitute a Default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, License, Contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its respective properties or assets may be bound; (ii) conflict with, result in a violation or breach of, or constitute a Default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any License or Permit; or (iii) subject to giving the notices, making the filings or registrations or obtaining the Consents or approvals referred to in clauses (i) and (ii) in paragraph (a) above, conflict with, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, except, in the case of clauses (i), (ii) or (iii) of this paragraph (b), for violations, breaches or Defaults which would not reasonably be expected to have a Material Adverse Effect.

     4.6 TAXES. Buyer has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Buyer has paid all taxes and other assessments due.

     4.7 COMPLIANCE WITH LAWS. Buyer is in compliance with all applicable Laws, Orders, Permits and Licenses except for instances of non-compliance which are not reasonably likely to have a Material Adverse Effect. Buyer has not received any written notification or written communication from any Governmental Entity (a) asserting that it is not in compliance with any of the Laws, Orders, Licenses or Permits of any Governmental Entity or that any such entity enforces, except such instances of non-compliance that are not reasonably likely to have a Material Adverse Effect, or (b) requiring it to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or commitment which restricts materially the conduct of its businesses or assets, liabilities, financial condition, results of operations, capital, credit or reserve policies, its management, or the payment of dividends. There are no unresolved notices of deficiency or non-compliance or charges of violation issued by any governmental entity brought or, to the knowledge of Buyer, threatened to be issued by any governmental entity, against Buyer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there are no facts or circumstances known to Buyer that would constitute a reasonable basis on which any such proceedings, notices or actions may be instituted, issued or brought hereafter.

     4.8 BROKERS AND FINDERS. Except for a finder's fee to be paid by Buyer to G. Howard Associates, Inc., pursuant to a letter agreement between Buyer and G. Howard Associates, Inc. dated April 12, 2001, Buyer has not employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's, financial advisory or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     4.9 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, Buyer's performance of the Agreement or the consummation by Buyer of the transaction contemplated hereby. To Buyer's knowledge, no such proceeding has been threatened.


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                                                              EXECUTION ORIGINAL

                       ARTICLE V - ADDITIONAL AGREEMENTS

     5.1 FURTHER ASSURANCES. On and after the Closing Date, the parties hereto shall use all reasonable efforts to take or cause to be taken all appropriate action and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby, including the execution of any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary or appropriate to carry out any of the provisions hereof, including putting Buyer in full possession and operating control of the LLC Units and causing Buyer to have full unencumbered ownership of all LLC Units.

     5.2 PUBLICITY. The parties shall consult with each other and shall mutually agree, in writing, upon any press releases or other announcements pertaining to the purchase of the LLC Units under this Agreement and shall not issue any such press releases prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases.

     5.3  CONFIDENTIALITY.

          (a) Each party agrees that, at all times from and after the date hereof, except as required by Law or by the order of any Governmental Entity, it shall keep confidential and shall not directly or indirectly disclose, communicate or divulge to any Person or use for the benefit of any Person, any Confidential Information and shall use such Confidential Information only in connection with evaluating and consummating the Transaction pursuant to this Agreement and the Transaction Documents.

          (b) In the event the Transaction does not occur, each party shall promptly return all such proprietary or non-public information received from the other party.

     5.4  LEGENDS; REGISTRATION RIGHTS.

          (a) All certificates representing the Shares subject to the provisions of this Agreement shall, in addition to any legend required to be placed thereon by federal or state securities laws, have endorsed thereon the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

          (b) The parties shall execute the Registration Rights Agreement attached hereto as EXHIBIT B.

     5.5 MAMMASTATIN SUBLICENSE. Seller shall sublicense to Buyer certain mammastatin serum assay technology in accordance with the Mammastatin Sublicense Agreement attached hereto as EXHIBIT C.

                                                              EXECUTION ORIGINAL

     5.6 PROSTATE & OVARIAN DIAGNOSTIC TECHNOLOGY LICENSE. Seller shall license to Buyer the prostate and ovarian diagnostic technology referenced in that certain Investment Agreement between Buyer and Seller dated July 7, 2000, attached hereto as EXHIBIT D, in accordance with the P&O Technology License Agreement attached hereto as EXHIBIT E.

     5.7 RIGHT OF FIRST NOTICE. Buyer shall have the right to be notified of any new protein sequence and technology developed by Seller applicable to product development of cancer diagnostic tests before such technology is disclosed to other Persons pursuant to the Right of First Notice Agreement attached hereto as EXHIBIT F.

     5.8 SUPPLY AGREEMENT. Seller shall supply the LLC with a sufficient quantity of proteins for use in the commercialization and production of products developed that incorporate Mammastatin, prostate and ovarian technologies pursuant to the Supply Agreement attached hereto as EXHIBIT G.

     5.9 FACILITIES SUBLEASE AGREEMENT. The LLC currently utilizes space, staff, supplies and equipment belonging to Seller. Upon completion of the Transaction, the LLC and Seller shall be wholly separate entities and the LLC shall fairly compensate Seller for use of any space, staff, supplies or equipment belonging to Seller. Buyer shall ensure that independent facilities are established within six (6) months of the Closing Date. Until such independent facilities are developed, the LLC shall continue to share production space with Seller, at the discretion of Seller, which discretion is not to be unduly denied, pursuant to a Sublease Agreement attached hereto as EXHIBIT H.

     5.10 LLC MANAGEMENT COMMITTEE. Dr. Paul R. Ervin, Jr. shall be appointed to the Management Committee of the LLC and the Scientific Advisory Board of Buyer during the term of the Mammastatin Sublicense referred to in Section
5.5 above, subject to earlier termination for death, disability or failure to perform the duties appurtenant thereto. This right is personal to Dr. Ervin and is therefore, non-transferable.

     5.11 COMMITMENT TO FUND THE LLC. Buyer commits to fund the operating costs of the LLC of at least One Million Dollars ($1,000,000) in support of product development of the Mammastatin, prostate and ovarian technologies through the LLC on or before the first anniversary of the Closing Date. Buyer shall have full and absolute discretion to determine how the funding is allocated among the technologies and various research projects, including whether research shall be conducted internally or externally. Buyer shall provide Seller with a full accounting of such funding when reasonably requested by Seller. Seller shall have the right during normal business hours and after at least five (5) days prior notice to investigate such funding, to review all relevant documents and records of Buyer, and to make copies thereof.

     5.12 BOARD SEAT. During the term of the Mammastatin License referred to in Section 5.5 above, at each annual meeting of the shareholders of Buyer, and at any special meeting of such shareholders called during such period for the purpose of electing directors, if requested by Seller, Buyer shall include in its slate of nominees for Buyer's Board of Directors a designee of Seller reasonably acceptable to Buyer, and shall recommend to Buyer's shareholders the election of such Seller designee. If elected, such Seller nominee shall be covered by a directors and officers liability insurance policy no less favorable to such Seller designee as that covering Buyer's current directors and offices.

                                                              EXECUTION ORIGINAL

           ARTICLE VI - CONDITIONS TO CONSUMMATION OF THE TRANSACTION

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO COMPLETE THE TRANSACTION. The respective obligations of each party to complete the Transaction are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) LITIGATION. There shall be no pending or threatened material litigation or claims against the LLC which seeks to prevent or overturn the performance of this Agreement.

          (b) GOVERNMENTAL FILINGS AND CONSENTS. All Consents, approval of, or filings or registrations with a Governmental Entity or with any self-regulatory authority shall have been obtained and be in effect as of the Closing Date, in each case without the imposition of any condition, requirement or term which could reasonably be expected to be materially burdensome on Buyer or the LLC.

          (c) EXECUTION AND DELIVERY OF ANCILLARY AGREEMENTS. Seller and Buyer shall have executed and delivered, or have caused to be executed and delivered, each of the agreements set forth in SECTION 5.5 through SECTION
5.9 of this Agreement that it is required to execute and deliver, or cause to be executed and delivered, at or prior to the Closing Date.

     6.2 ADDITIONAL CONDITIONS TO THE OBLIGATION OF BUYER. The obligation of Buyer to complete the Transaction is subject to the satisfaction at or prior to the Closing Date of the following conditions, any and all of which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

          (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in ARTICLE III hereof shall be true and correct.

          (b) PERFORMANCE. Seller shall have performed in all material respects all of its covenants and agreements under this Agreement theretofore to be performed.

          (c) CONSENT OF THE UNIVERSITY OF MICHIGAN. Seller shall have obtained the consent of the University of Michigan without the imposition of any condition, requirement or term which could reasonably be expected to be materially burdensome on Buyer or the LLC.

          (d) CURRENT REPORT ON FORM 8-K. Seller shall cooperate with Buyer and shall ensure that Buyer has access to all books and records of the LLC and all audited financial statements of the LLC for the fiscal years ended December 31, 1999 and 2000, and shall make available to Buyer the LLC's certifying accountants.

          (e) SECRETARY'S CERTIFICATE. Buyer shall have received from Seller a certificate executed by the Secretary or Assistant Secretary of Seller attaching (i) a true and complete copy of the Articles of Incorporation of Seller as filed with the Secretary of State of Michigan, with all amendments thereto, as in effect on the Closing Date, (ii) true and complete copies of the Bylaws of Seller, as in effect on the Closing Date, and (iii) resolutions of the board of directors authorizing the execution and delivery of this Agreement and the transactions contemplated hereby.

          (f) LEGAL OPINION. Buyer shall have received the legal opinion of Bodman, Longley & Dahling, counsel to Seller.

                                                              EXECUTION ORIGINAL

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATION OF THE SELLER. The obligation of Seller to complete the Transaction is subject to the satisfaction at or prior to the Closing Date of the following conditions, any and all of which may be waived in whole or in part by Seller to the extent permitted by applicable law:

          (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in ARTICLE IV of this Agreement shall be true and correct.

          (b) PERFORMANCE. Buyer shall have performed in all material respects its respective covenants and agreements under this Agreement theretofore to be performed.

          (c) SECRETARY'S CERTIFICATE. Seller shall have received from Buyer a certificate executed by the Secretary or Assistant Secretary of Buyer attaching (i) a true and complete copy of the Articles of Incorporation of Buyer as filed with the Secretary of State of New York, with all amendments thereto, as in effect on the Closing Date, (ii) true and complete copies of the Bylaws of Buyer, as in effect on the Closing Date, and (iii) resolutions of the board of directors authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and the issuance of the Shares.

          (d) LEGAL OPINION. Seller shall have received the legal opinion of Stradling Yocca Carlson and Rauth, counsel to Buyer.

                         ARTICLE VII - INDEMNIFICATION

     7.1  INDEMNIFICATION.

          (a) BY BUYER. Subject to the other provisions of this Section, Buyer hereby agrees to defend, indemnify and hold harmless Seller from and against and in respect of any and all Losses incurred by Seller which may be imposed on, sustained, incurred or suffered by or assessed against Seller, directly or indirectly, as a result of or relating to or to the extent arising out of any breach of the representations or warranties of Buyer contained in this Agreement, with any such breach determined as if any such representations or warranties were given as of the Closing Date.

          (b) BY SELLER. Subject to the other provisions of this Section, Seller hereby agrees to defend, indemnify and hold harmless Buyer from and against and in respect of any and all Losses incurred by Buyer which may be imposed on, sustained, incurred or suffered by or assessed against Buyer, directly or indirectly, as a result of or relating to or to the extent arising out of any breach of the representations or warranties of Seller contained in this Agreement, with any such breach determined as if any such representations or warranties were given as of the Closing Date.

          (c) NOTICE OF CLAIM. If Buyer or Seller (each, an "INDEMNIFIED PARTY") become aware of any claim, proceeding or other matter (a "CLAIM") which may give rise to a Loss, the Indemnified Party shall promptly give notice thereof to the other party (the "INDEMNIFYING PARTY"). Such notice shall specify whether the Claim arises as a result of a Claim by a Person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any Loss susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses

                                                              EXECUTION ORIGINAL

incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

          (d) DIRECT CLAIMS. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

          (e) THIRD PARTY CLAIMS.

              (i) With respect to any Third Party Claims, the Indemnifying Party shall have the right, at its expense and at its election, to assume control of the negotiation, settlement and defense of the Claim through counsel of its choice. In such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's reasonable out-of-pocket expenses as a result of such assumption. The election of the Indemnifying Party to assume such control shall be made within 60 days of receipt of notice of the Third Party Claim, failing which the Indemnifying Party shall be deemed to have elected not to do so. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to be informed and consulted with respect to the negotiation, settlement or defenses of such Third Party Claim and to retain counsel to act on its behalf, but the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified party is required by applicable Law to make a payment to any Person (a "THIRD PARTY") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall forthwith, after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

              (ii) If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to consent, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defenses of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

                                                              EXECUTION ORIGINAL

              (iii) The Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims, and, regardless of which party has control thereof as provided for herein, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

          (f) ADJUSTMENT TO PURCHASE PRICE. Any payment by Seller under this
Article VIII shall be deemed an adjustment to the Purchase Price.

                         ARTICLE VIII - CONFIDENTIALITY

     8.1 CONFIDENTIAL INFORMATION. During this Agreement, each party may have access to information that is considered confidential by the other ("Confidential Information").

     8.2 USE. Each party shall use the other party's Confidential Information only for the purposes of this Agreement. Each party shall maintain the confidentiality of the other party's Confidential Information in the same manner in which it protects its own Confidential Information of like kind, but in no event shall either party take less than reasonable precautions to prevent the unauthorized disclosure or use of the other party's Confidential Information.

     8.3 DISCLOSURE. Each party is permitted to disclose the other party's Confidential Information to its employees and contractors on a need to know basis only, provided that such employees and contractors have written confidentiality obligations to that party no less stringent than those contained in this Agreement.

     8.4 EXCEPTIONS. The confidentiality provisions of this Agreement do not apply to information that is or becomes entirely in the public domain through no fault of the receiving party; was received lawfully from a third party through no breach of any obligation of confidentiality owed to the disclosing party; or created by a party independently of its access to or use of the other party's Confidential Information. In addition, nothing contained in this Agreement shall be construed to prevent GBI from complying with its disclosure obligations pursuant to U.S. securities laws.

     8.5 TERMINATION AND SURVIVAL. Upon termination or expiration of this Agreement, each party shall return the other party's Confidential Information and shall not use the other party's Confidential Information for its own, or any third party's, benefit. The provisions of this Section shall survive termination of this Agreement for so long as the Confidential Information remains confidential.

                           ARTICLE IX - MISCELLANEOUS

     9.1 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.2  INTERPRETATION.

          (a) Article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                                                              EXECUTION ORIGINAL

          (c) The words "hereof," "hereby," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d) The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (e) A reference to any party to this Agreement or any other agreement or document shall include such party's permitted successors and permitted assigns.

          (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     9.3 AMENDMENT; WAIVER. This Agreement cannot be amended, changed, modified or supplemented orally, and no amendment, change, modification or supplement of this Agreement shall be recognized nor have any effect, unless the writing in which it is set forth is signed by Buyer and Seller, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the party to be charged therewith. The failure of either party to enforce, at any time, or for any period of time, any provision hereof or the failure of either party to exercise any option herein shall not be construed as a waiver of such provision or option and shall in no way affect that party's right to enforce such provision or exercise such option.

     9.4 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     9.5 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party hereto.

     9.6 SEVERABILITY. If any provision of this Agreement is held to be invalid, void or unenforceable for any reason whatsoever, the remaining provisions not so held shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision(s). Any provision or part of a provision of this Agreement held to be invalid, void or unenforceable shall not effect the legality or validity of the remainder of this Agreement.

     9.7 RELATIONSHIP. Nothing in the Transaction Documents shall, create a partnership, joint venture or principal-agent relationship, between the parties hereto. Neither party hereto shall have any right or authority to create any obligation, warranty, representation or responsibility, express or implied, on behalf of the other party, nor to bind the other party in any manner whatsoever, insofar as third parties are concerned.

                                                              EXECUTION ORIGINAL

     9.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier. All notices shall be sent to the following addresses:

     If to Seller, to:

          Biotherapies Incorporated
          5692 Plymouth Road
          Ann Arbor, Michigan 48105
          Telephone No.: (734) 996-9040
          Facsimile No.: (734) 996-9024
          Attention: Dr. Paul R. Ervin, Jr., Chief Executive Officer

     with a copy to:

          Bodman, Longley & Dahling LLP
          110 Miller, Suite 300
          Ann Arbor, Michigan 48104
          Telephone No.: (734) 930-0230
          Facsimile No.: (734) 930-2494
          Attn: Timothy Damschroder, Esq.

     If to Buyer, to:

          BioLabs, Inc.
          Suite 1A
          3033 King George Highway
          Surrey, British Columbia
          Canada V4P 1B8
          Facsimile No.: (604) 542-0821
          Attn: E. Greg McCartney, Chairman, President and Chief
                Executive Officer

     with a copy to:

          Stradling Yocca Carlson & Rauth
          660 Newport Center Drive
          Newport Beach, California 92660
          Telephone No.: (949) 725-4000
          Facsimile No.: (949) 725-4100
          Attn: Peter D. Taylor, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable Law.

                                                              EXECUTION ORIGINAL

     9.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns and to the benefit of any person or entity which is indemnified under this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     9.10 EXPENSES. Whether or not the Transaction shall be consummated and except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that Buyer shall pay the cost of Seller's legal opinion.

     9.11 GOVERNING LAW. The Transaction Documents shall be governed by, and construed in accordance with, the Laws of the State of Michigan, without giving effect to the principles of conflicts of law thereof.

     9.12 FORCE MAJEURE. The parties to the Transaction Documents shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligations shall resume.

     9.13 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.

     END OF AGREEMENT - SIGNATURE PAGE APPEARS ON NEXT PAGE.

                                                              EXECUTION ORIGINAL

SIGNATURE PAGE TO THE PURCHASE AGREEMENT,
DATED NOVEMBER 30, 2001, BETWEEN BIOTHERAPIES INCORPORATED
AND GENESIS BIOVENTURES, INC.

     IN WITNESS WHEREOF, the undersigned Buyer and Seller have caused this Agreement to be duly executed as of the date first written above.


                                     BUYER:

                                     GENESIS BIOVENTURES, INC.

                                     By: _____________________________________
                                         E. Greg McCartney
                                         Chairman, President and Chief
                                         Executive Officer


                                     SELLER:

                                     BIOTHERAPIES INCORPORATED

                                     By: _____________________________________
                                         Dr. Paul R. Ervin, Jr.
                                         Chief Executive Officer

                                    EXHIBIT A

                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY
               OPERATING AGREEMENT OF BIOMEDICAL DIAGNOSTICS, LLC

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                        MAMMASTATIN SUBLICENSE AGREEMENT

                                    EXHIBIT D

                              INVESTMENT AGREEMENT

                                    EXHIBIT E

                        P&O TECHNOLOGY LICENSE AGREEMENT

                                    EXHIBIT F

                         RIGHT OF FIRST NOTICE AGREEMENT

                                    EXHIBIT G

                                SUPPLY AGREEMENT

                                    EXHIBIT H

                               SUBLEASE AGREEMENT